DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Entity # E0607612006-6
Document Number: 20060524504-38
Date Filed: 8/16/2006 1:10:31 PM
In the office of
Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	China Multimedia, Inc.
2. Resident Agent Name and Street Address:	Resident Agents of Nevada, Inc. (Name) 711 S. Carson Street, Ste 4 (Street Address) — Carson City (City) — Nevada 89701 (Zip Code) Optional Mailing Address — City — State Zip Code
3. Shares:	Number of shares with par value: 50,000,000 — Par value: $ .001 — Number of shares without par value: 0
4. Names & Addresses, of Board of Directors/Trustees:	1. Wilson Kin Cheung (Name) 1901-02 19th Floor, Lucky Building, 39 Wellington Street (Street Address) — Central, Hong Kong (City) — State Zip Code 2. Name Street Address — City — State Zip Code 3. Name Street Address — City — State Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: Professional Website Design Services
6. Names, Address and Signature of Incorporator.	Sandra L. Miller (Name) — [signature] Signature 711 S. Carson Street, Ste 4 (Address) — Carson City (City) — NV 89701 (State Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company — 8/16/06 Date

This form must be accompanied by appropriate fees.

ADDITION TO ARTICLES OF INCORPORATION

China Multimedia, Inc. expressly elects to not be governed by NRS 78.411 to 78.444, inclusive.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **CHINA MULTIMEDIA, INC.**, did on August 16, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 17, 2006.

DEAN HELLER
Secretary of State

By

Certification Clerk